UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2006

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

 On March 23, 2006, the Board of Directors of The Interpublic Group of Companies, Inc. (“Interpublic” or the “Company”) approved the appointment of Christopher Carroll to succeed Nicholas Cyprus as Senior Vice President, Controller and Chief Accounting Officer.

Mr. Carroll, 40, joined Interpublic as Senior Vice President, Controller of McCann Worldgroup in November 2005. Prior to joining McCann, Mr. Carroll served as Chief Accounting Officer at Eyetech Pharmaceuticals from June 2004 to November 2005 and MIM Corporation, a pharmaceutical healthcare organization, from January 2003 to June 2004. At both Eyetech and MIM, Mr. Carroll was responsible for all aspects of the financial organization, including the controllership function, accounting policy and SEC reporting. Before joining MIM Corporation, Mr. Carroll was a Financial Vice President of Lucent Technologies, the global communications network equipment supplier, from 2001 to January 2003, and Vice President, Chief Accountant and Controller of Avaya Communications, a communications systems, applications and services company, from 2000 to July 2001. Before his tenure at Avaya, he spent 10 years in public accounting at the New York offices of PricewaterhouseCoopers, specializing in technology and communications.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The text of the new by-law adopted by the Board of Directors on March 23, 2006 as set forth in Item 8.01 below is incorporated into this Item 5.03 by reference. A copy of the Company’s amended and restated By-laws is attached as Exhibit 3(ii) hereto.

Item 8.01.	Other Events.

On March 23, 2006, the Board of Directors took action on a number of corporate governance initiatives as part of its ongoing effort to assure that the Company is in the forefront of best practices. Among those actions taken were:

•	the adoption of a by-law to assure a pure majority voting standard applies to uncontested elections of directors; and

•	the adoption of a policy guideline on the recoupment of bonuses following restatements of financial results.

The Board also appointed Richard Goldstein to serve as the new Presiding Director of the Company, commencing immediately. Mr. Goldstein, 64, has served as Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. since June 2000 and, prior to that, he was President and Chief Executive Officer of Unilever United States, Inc. He satisfies all applicable standards for independence under the rules of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the Company’s Corporate Governance Guidelines.

Finally, the Board determined that, commencing immediately, the composition of the Audit Committee of the Board of Directors would be as follows:

•	Richard A. Goldstein, Chairman
•	H. John Greeniaus
•	J. Phillip Samper
•	David M. Thomas

2

The by-law on majority voting has been implemented by deleting the last sentence of Section 2.11 of the By-laws and replacing it with the following:

Except as otherwise provided by law, by the Certificate of Incorporation or by Section 3.15 hereof, all elections of directors where the number of nominees exceeds the number of directors to be elected, i.e., “contested elections,” shall be decided by the vote of the holders of a plurality of the shares of stock present in person or by proxy at the meeting and entitled to vote, and all other questions shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote on the question, including the election of directors where the number of nominees does not exceed the number of directors to be elected, i.e., an “uncontested election.” Incumbent directors running for reelection in an uncontested election who fail to receive the required vote shall, to the extent permitted by law, resign within 120 days after the election.

The policy guideline on the recoupment of bonuses has been implemented by amending the Company’s Corporate Governance Guidelines to include the following policy guideline to apply in the event of any significant restatement of financial results for any period beginning after December 31, 2005:

In the event of a significant restatement of financial results, the Board will review all bonuses that were made to executive officers of the Company on the basis of having met or exceeded specific performance targets for performance periods beginning after December 31, 2005 which occur during the restatement period. If such bonuses would have been lower had they been calculated based on such restated results, the Board will seek to recoup, to the extent permitted by governing law, for the benefit of the Company all such bonuses to executive officers of the Company whose fraud or misconduct resulted in such restatement, as determined by the Board. For purposes of this policy, the term “executive officers” means executive officers for purposes of the Securities Exchange Act of 1934, as amended, and the term “bonuses” means bonuses as such term is used in Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Company’s Corporate Governance Guidelines are posted on the Interpublic website, http://www.interpublic.com.

On March 29, 2006, the Company issued a press release on the above developments, a copy of which is attached as Exhibit 99.1 hereto.

All by-laws and governance guidelines are subject to future modification and revocation by the Board of Directors. All descriptions of by-laws and governance guidelines are subject to the actual text of such by-laws and guidelines.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 3(ii)	By-laws of the Company, as amended and restated through March 23, 2006 (filed pursuant to Item 5.03)

Exhibit 99.1	Press release dated March 29, 2006 (filed pursuant to Item 8.01)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: March 29, 2006	By:	/s/ Nicholas J. Camera
Nicholas J. Camera
Senior Vice President, General Counsel and Secretary

4